UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2012

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 15, 2012, NYSE Euronext entered into a $1 billion Credit Agreement (the “Credit Agreement”) by and among NYSE Euronext, Euronext N.V., the subsidiaries of NYSE Euronext party thereto from time to time, the lenders party thereto and Citibank, N.A., as administrative agent.

The Credit Agreement will be used for general corporate purposes. On the effective date, no borrowings were funded or letters of credit issued under the Credit Agreement.

The commitments under the Credit Agreement terminate, and all amounts thereunder become due, on the three-year anniversary of the effective date (subject to certain extension options described in the Credit Agreement). NYSE Euronext may elect to have revolving loans under the Credit Agreement borrowed or standby letters of credit issued in various currencies, including U.S. dollars, English pounds sterling, or Euros, with various interest rate options. In addition, NYSE Euronext will pay a facility fee ranging from 0.065% to 0.15% per annum of the committed amount under the Credit Agreement, based on the credit ratings of NYSE Euronext’s senior, unsecured, long-term indebtedness having no credit support.

The Credit Agreement is unsecured and contains customary representations and warranties (including, but not limited to, those relating to organization and authorization and compliance with laws), customary affirmative covenants (including, but not limited to, delivery of financial statements), negative covenants relating to liens, indebtedness of subsidiaries and fundamental changes, and customary events of default (including, but not limited to, payment defaults, covenant defaults, and bankruptcy events). The Credit Agreement requires that NYSE Euronext maintain a minimum Total Stockholders’ Equity (as adjusted for accumulated other comprehensive income and as defined in the Credit Agreement) of at least $5.507 billion.

In addition, on June 15, 2012, NYSE Euronext terminated its existing five year Credit Agreement, dated as of April 4, 2007, by and among NYSE Euronext, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other financial institutions party thereto as agents.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Item 1.01 above is hereby incorporated in this Item 1.02 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Credit Agreement, dated as of June 15, 2012, between NYSE Euronext, the subsidiary borrowers party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: June 19, 2012	By:	/s/ Janet L. McGinness
	Name:	Janet L. McGinness
	Title:	Executive Vice President & Corporate Secretary

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 15, 2012, between NYSE Euronext, the subsidiary borrowers party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.